UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 6, 2004


        AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
     (Exact name of registrant as specified in its charter)


      State of Minnesota             0-29274         41-1789725
(State or other jurisdiction   (Commission File    (IRS Employer
      of incorporation)             Number)       Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
             (Address of Principal Executive Offices)


                           (651) 227-7333
       (Registrant's telephone number, including area code)


  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

       On October 6, 2004, the Partnership sold a Johnny Carino's restaurant in Farmington, New Mexico to Jaroslaw Paluha and
Joseph A. Barraco, unrelated third parties. The Partnership received net cash proceeds of approximately $2,900,000 for the property, which resulted in a net gain of approximately $793,000.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements  of  businesses  acquired  -   Not
          Applicable.

      (b) Pro forma financial information - A limited number of pro forma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the pro forma statements. Assuming the Partnership had sold the property on January 1, 2003:

          The Partnership's Current Assets (cash) would have increased by $2,900,000 and its Investments in Real Estate would have decreased by $834,509, which represented land and initial construction and acquisition costs related to the property. On October 31, 2002, the Partnership purchased the land for
          $810,000. Simultaneously with the purchase of the land, the Partnership entered into a Development Financing Agreement under which the Partnership advanced funds to the lessee for the construction of a Johnny Carino's restaurant on the site. Through December 31, 2002, the Partnership advanced $24,509 for construction of the property. During 2003, the
          Partnership incurred additional construction and acquisition costs totaling $1,348,835. Total acquisition costs for the property were $2,183,344.

          For the year ended December 31, 2003, Income from Continuing Operations would have decreased $166,289, representing a decrease in rental income of $171,757, a decrease in depreciation expense of $41,009, a decrease in property management expenses of $1,226 and a decrease in interest income of $36,767 from a construction loan related to the property. For the six months ended June 30, 2004, Income from Discontinued Operations would have decreased $79,503, representing a decrease in rental income of $115,500, a decrease in depreciation expense of $35,152 and a decrease in property management expenses of $845.

          The net effect of these pro forma adjustments would have caused Net Income to decrease from $3,366,980 to $3,200,691 and from $708,976 to $629,473, which would have resulted in Net Income of $137.79 and $27.20 per Limited Partnership Unit outstanding for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

      (c) Exhibits.

          Exhibit 10.1 - Purchase Agreement dated June 14, 2004 between the Partnership and Jaroslaw Paluha and Joseph
          A.  Barraco relating to the Property at 3500 East  Main
          Street,   Farmington,  New  Mexico   (incorporated   by
          reference  to Exhibit 10.1 of Form 10-QSB filed  August
          10, 2004).


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND XXI
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XXI, Inc.
                                 Its:  Managing General Partner


Date:  October 7, 2004        /s/ Patrick W Keene
                              By: Patrick W. Keene
                                 Its:  Chief Financial Officer